Exhibit 10.9

ACQUISITION AND

STOCK EXCHANGE AGREEMENT

by and between

Green Automotive Company

a Nevada corporation,

on the one hand

and

Newport Coach Works, Inc.

a California corporation

and its Shareholders

on the other hand

ACQUISITION AND STOCK EXCHANGE AGREEMENT

This ACQUISITION AND STOCK EXCHANGE AGREEMENT (the “Agreement”) is dated as of October 12, 2012 (the “Effective Date”), by and among Green Automotive Company, a Nevada corporation (“GACR”), on the one hand, and Newport Coach Works, Inc., a California corporation (“NCI”), and the individuals identified on the signature page of this Agreement as shareholders of NCI (the “NCI Shareholders”).  Each of GACR, NCI, and the NCI Shareholders shall be referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, the NCI Shareholders collectively own 100% of the issued and outstanding securities of NCI (the “NCI Shares”), as set forth in Exhibit A attached hereto;

WHEREAS, the NCI Shareholders desire to sell and GACR desires to purchase the NCI Shares, in accordance with the terms set forth herein.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations, and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE NCI SHARES

1.1

Sale of the NCI Shares.  At the Closing (as defined in Section 4.1), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties, and agreements herein contained, the NCI Shareholders shall sell to GACR and GACR shall purchase from the NCI Shareholders the NCI Shares.

1.2

Purchase Price.  As consideration for the purchase of the NCI Shares (the “Purchase Price”), GACR shall transfer to the NCI Shareholders, as set forth in Exhibit A, attached hereto and made a part hereof, Five Million (5,000,000) shares of GACR common stock at Closing (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of GACR common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as set forth in Section 1.3, below.  The GACR Shares shall be the entirety of the consideration for the NCI Shares.

1.3.

GACR Additional Shares.  Upon NCI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCI, from third party purchasers requiring NCI to manufacturer Sixty (60) buses with compressed natural gas engines at NCI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding ($500,000) as set forth in Section 1.6 (assuming all additional forecasted funding set forth therein is made as required), GACR shall issue the NCI Shareholders up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to the NCI Shareholders within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCI for the applicable calendar quarter.  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith post-Closing.

1.4

Piggyback Registration Rights.  If GACR at any time proposes to register any of its securities under the Act, as defined herein, including under an S-1 Registration Statement or otherwise, it will at such time give written notice to the NCI Shareholders of its intention so to do.  Upon the written request of the NCI Shareholders given within ten (10) days after receipt of any such notice, GACR will use its best efforts to cause the GACR Shares to be registered under the Act (with the securities which the company at the time propose to register).  All expenses incurred by GACR in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for GACR and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by GACR.

1.5

Employment Agreement.  At Closing, NCI shall enter into the employment agreement (the “Employment Agreement”) with Carter Read (“Read”) attached hereto as Exhibit B, under which Mr. Reed will serve as the Chief Executive Officer of NCI.

1.6

Consulting Agreement.  At Closing, NCI shall enter into a consulting agreement (the “Consulting Agreement”) with Raymond Mario Ruizi, under which Mr. Ruizi will receive fifteen percent (15%) on the difference between the dealer buying price and dealer selling price as a commission on Qualified Purchase Orders generated by Mr. Ruizi in exchange for his services under the NCI consulting agreement

1.7

Funding for NCI.  After Closing, GACR agrees to provide up to One Million Dollars ($1,000,000) to NCI pursuant to the forecasted timeline set forth in Schedule 1.7, attached. The total funding is made up of $500,000 as the forecasted requirement for initiating internal combustion engine based bus manufacturing and $500,000 as the forecasted requirement for reaching pre-production stage in electric bus manufacturing. Both parties accept that the funding requirements are forecasted amounts which may rise or fall according to business requirements and may be modified by the parties as needed.

1.8

Repurchase Right.  In the event GACR does not meet the funding requirements in the amounts and timeline set forth in Section 1.7 and Schedule 1.7, then the NCI Shareholders shall have the right to repurchase the NCI Shares from GACR in exchange for one (1) times the amount GACR has funded to NCI through the date of repurchase, with one-half of the repurchase price due on the date of closing the repurchase transaction, and the other one-half due within twelve months after the closing of the repurchase transaction.  The repurchase right will not be triggered unless GACR fails to meet the forecasted funding schedule set forth on Schedule 1.7 and a thirty (30) day grace period has passed for each funding amount and date, which thirty (30) day grace period will begin after notification by NCI to GACR in writing that it requires the forecasted funds for initiating internal combustion engine based bus manufacturing or reaching the pre-production stage for electric bus manufacturing, and notifying GACR that the requested payment has not been received.  Upon repurchase, NCI shall not have any liabilities that are not related to NCI’s business and all assets of NCI shall be free and clear of all liens and adverse claims except those entered into by NCI related to NCI’s business.

1.9

Observation Rights.  Read shall be allowed to attend (without voting rights) each meeting of the Board of Directors of GACR and its subsidiaries and each meeting of any committees of such Board of Directors.  Read shall be entitled to notice and travel reimbursement of such meeting as though he were a Board or committee member.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

OF NCI AND THE NCI SHAREHOLDERS

2.1

Representations and Warranties of NCI and the NCI Shareholders.  To consummate the transactions contemplated hereby, NCI and the NCI Shareholders collectively, and each of them individually, represent and warrant as of the date hereof and as of the Closing, as follows:

2.1.1

Authority of NCI and the NCI Shareholders; Transfer of NCI Shares.  NCI and the NCI Shareholders, have the full right, power, and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of NCI and the NCI Shareholders.  The NCI Shareholders shall transfer title in and to the NCI Shares to GACR free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, except as noted on Schedule 2.1.7.

2.1.2

Corporate Existence and Authority of NCI.  NCI is a corporation duly organized, validly existing, and in good standing under the laws of California.  NCI has all requisite power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its respective business as it has been and continues to be conducted.  NCI is in good standing in the State of California.

2.1.3

Capitalization of NCI.  The authorized equity securities of NCI consists of 100,000 shares of capital stock (“NCI Common Stock”), par value $0.001, of which 100,000 shares of NCI Common Stock are issued and outstanding.  No other shares of capital stock of NCI are issued and outstanding.  All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and non-assessable.  There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by NCI which provide for the purchase, issuance or transfer of any shares of the capital stock of NCI nor are there any outstanding securities granted or issued by NCI that are convertible into any shares of the equity securities of NCI, and none is authorized.  NCI is not obligated or committed to purchase, redeem or otherwise acquire any of its equity.  All presently exercisable voting rights in NCI are vested exclusively in its outstanding shares of common stock, each share of common stock is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of NCI’s equity securities.

2.1.4

Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  NCI does not have any Subsidiaries.

2.1.5

Execution of Agreement.

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which NCI or the NCI Shareholders are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of NCI or the NCI Shareholders; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on NCI or the NCI Shareholders or any of their respective actions.

2.1.6

Taxes.

2.1.6.1

All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to NCI which have become due and payable as of the date hereof have been paid in full or adequately reserved against by NCI, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

2.1.6.2

There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against NCI, nor are there any actions, suits, proceedings, investigations, or claims now pending against NCI, nor are there any actions, suits, proceedings, investigations, or claims now pending against NCI in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against NCI; and

2.1.6.3

The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against NCI.

2.1.7

Disputes and Litigation.  Except as set forth in Schedule 2.1.7, (a) to the knowledge of NCI and the NCI Shareholders, there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting NCI except as noted on Schedule 2.1.7.

2.1.8

Compliance with Laws.  NCI has not received notice of any claimed violation of, any applicable federal, state, local, foreign, and other laws, rules, and regulations.

2.1.9

Guaranties.  NCI have not guaranteed any dividend, obligation, or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation, or indebtedness of NCI.

2.1.10

Books and Records.  NCI keeps its books, records, and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities, and equities.  The minute books of NCI contain records of NCI’ shareholder meetings and of action taken by such NCI Entity shareholders.  To the knowledge of NCI and of NCI’s Shareholders, the NCI’ shareholder meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

2.1.11

Securities Representations.  NCI and the NCI Shareholders, and each of them individually, hereby represent and warrant as of the date hereof and as of the Closing, as follows:

(a)

Purchase for Own Account.  Each of the NCI Shareholders represent that they are acquiring the GACR Shares solely for their own account and beneficial interest for investment and not for sale or with a view to distribution of the GACR Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)

Ability to Bear Economic Risk.  Each of NCI and the NCI Shareholders acknowledge that an investment in the GACR Shares involves a high degree of risk, and represents that they are able, without materially impairing their financial condition, to hold the GACR Shares for an indefinite period of time and to suffer a complete loss of their investment.

(c)

Access to Information.  NCI and the NCI Shareholders acknowledge that they have been furnished with such financial and other information concerning GACR, the directors and officers of GACR, and the business and proposed business of GACR as NCI and the NCI Shareholders consider necessary in connection with their investment in the GACR Shares.  As a result, NCI and the NCI Shareholders are thoroughly familiar with the proposed business, operations, properties, and financial condition of GACR and have discussed with officers of GACR any questions NCI and the NCI Shareholders may have had with respect thereto.  NCI and the NCI Shareholders understand:

(i)

The risks involved in this investment, including the speculative nature of the investment;

(ii)

The financial hazards involved in this investment, including the risk of losing NCI’ and the NCI Shareholders’ entire investment;

(iii)

The lack of liquidity and restrictions on transfers of the GACR common stock; and

(iv)

The tax consequences of this investment.

NCI and the NCI Shareholders have consulted with their own legal, accounting, tax, investment, and other advisers to the extent they deem appropriate with respect to the tax treatment of an investment by NCI and the NCI Shareholders in the GACR common stock and the merits and risks of an investment in the GACR common stock.  Nothing herein shall be deemed to limit, modify or be construed as a waiver of the indemnity of GACR or NCI and the NCI Shareholders set forth in Section 6.2.1 hereof.

(d)

Shares Part of Private Placement.  NCI and the NCI Shareholders have been advised that the GACR Shares they are receiving as the Purchase Price have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the GACR Shares is to be effected and the GACR Shares will be exchanged for the NCI Shares transferred to the NCI Shareholders in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Act and/or Regulation D as promulgated by the SEC under the Act, and under any applicable state blue sky authority.  NCI and the NCI Shareholders understand that GACR is relying in part on NCI’s and the NCI Shareholders’ representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding NCI’ and the NCI Shareholders’ representations, the NCI Shareholders have in mind merely acquiring the GACR Shares for resale on the occurrence or nonoccurrence of some predetermined event.  NCI and the NCI Shareholders have no such intention.

(e)

NCI and the NCI Shareholders Not Affiliated with GACR.  NCI and the NCI Shareholders, either alone or with their professional advisers, (i) are unaffiliated with, have no equity interest in, and are not compensated by, GACR or any affiliate or selling agent of GACR, directly or indirectly (other than as set forth in Schedule 2.1.11(e)); (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the GACR common stock; and (iii) have the capacity to protect their own interests in connection with their proposed investment in the GACR common stock.

(f)

Further Limitations on Disposition.  NCI and the NCI Shareholders further acknowledge that the GACR Shares are restricted securities under Rule 144 of the Act and, therefore, any certificates reflecting the ownership interest in the GACR Shares will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, NCI and the NCI Shareholders further agree not to make any disposition of all or any portion of the GACR Shares unless and until:

(i)

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

Such NCI Entity or NCI Shareholder shall have obtained the consent of GACR and notified GACR of the proposed disposition and shall have furnished GACR with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by GACR, the NCI Entity or NCI Shareholder shall have furnished GACR with an opinion of counsel, reasonably satisfactory to GACR, that such disposition will not require registration under the Act or any applicable state securities laws

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such NCI Entity or NCI Shareholder to a partner (or retired partner) of such NCI Entity or NCI Shareholder, or transfers by gift, will, or intestate succession to any spouse or lineal descendants or ancestors if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were an NCI Entity or NCI Shareholder hereunder as long as the consent of GACR is obtained, which consent shall not be unreasonably withheld.

(g)

No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and NCI Entity or NCI Shareholder is not subject to backup withholding because (i) NCI Entity or NCI Shareholder has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) neither the U.S Internal Revenue Service nor the U.K Inland Revenue Department has notified NCI Entity or NCI Shareholder that he or she is no longer subject to backup withholding.

2.1.12  Leases.  NCI and the NCI Shareholders either own or have valid and existing leases with all facilities where its offices are located or where any of NCI’ equipment or other assets are located.

2.1.13  Proxies.  For any holder of a proxy instrument granting such holder the right to vote on behalf of a NCI Shareholder is signing this Agreement pursuant to such proxy, and such proxy holder represents that the proxy instrument is in full force and effect as of the date of signing this Agreement and at Closing, and is proper in all respects to grant the signor the authority to sign on behalf of the NCI Shareholder and bind the NCI Shareholder to all terms of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GACR

3.1

Representations and Warranties of GACR.  To induce NCI and the NCI Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, GACR (which, for purposes of this Section 3.1, shall include GACR’s Subsidiaries) represent and warrant, as of the date hereof and as of the Closing, as follows:

3.1.1

Authority of GACR.  GACR has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of GACR.

3.1.2

Corporate Existence and Authority of GACR.  GACR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.  The corporation is in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3

Capitalization of GACR.  The authorized equity securities of GACR consist of 900,000,000 shares of common stock, par value $0.001 per share, of which 326,997,288 are currently issued and outstanding as of the date hereof (not including the GACR shares that are the subject of this Agreement), and 100,000,000 shares of preferred stock, par value $0.001 per share, of which 10,830,000 are currently issued and outstanding as of the date hereof with 830,000 shares being shares of Series A Convertible Preferred Stock, and 10,000,000 shares being share of Series B Convertible Preferred Stock.  Except as set forth in Schedule 3.1.3, no other shares of capital stock of GACR are issued and outstanding.  All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules, and regulations and are fully paid and nonassessable.  All presently exercisable voting rights in GACR are vested exclusively in its outstanding shares of preferred and common stock, each share of GACR common stock is entitled to one vote on every matter to come before its stockholders,  and each share of Series A Convertible Preferred Stock  and Series B Convertible Preferred Stock has that number of votes equal to the sum derived from multiplying the number of shares of GACR common stock outstanding (on a fully diluted basis) as of the date of the vote by .000001, then multiplying by the number of shares of Series A or B Preferred Stock held by such holder of  Series A or B Convertible Preferred Stock, on all matters on which GACR’s common stockholders are entitled to vote.  Other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of GACR’s equity securities.

3.1.4

Subsidiaries.  GACR has three (3) wholly-owned Subsidiaries: GAC Automotive Services Inc., Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), and Matter of Time I Co., each a Nevada corporation. Liberty Automotive Group, Inc. has one Subsidiary:   Liberty Electric Cars Limited.

3.1.5

Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which GACR is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of GACR; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on GACR or any of their actions.

3.1.6

Taxes.

3.1.6.1

All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to GACR which have become due and payable as of the date hereof have been paid in full or adequately reserved against by GACR, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

3.1.6.2

There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against GACR, nor are there any actions, suits, proceedings, investigations, or claims now pending against GACR, nor are there any actions, suits, proceedings, investigations, or claims now pending against GACR in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against GACR; and

3.1.6.3

The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against GACR.

3.1.7

Disputes and Litigation.  Except as set forth in Schedule 3.1.7, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting GACR or any of their properties, assets, or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning, or building laws, regulations, or ordinances which affect or could affect GACR or any of its properties, equipment, assets, or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment, or award by any court, arbitrator, or governmental body against or affecting GACR or any of their properties, assets, or businesses.  There is no litigation, proceeding, investigation, claim, complaint, or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of GACR or any such person’s heirs, executors, or administrators as against GACR, except as noted on Schedule 3.1.7.

3.1.8

Compliance with Laws.  GACR has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign, and other laws, rules, and regulations.  GACR has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local, or foreign governmental agency and all such returns, reports, documents, and information are true and complete in all respects.  All permits, licenses, orders, franchises, and approvals of all federal, state, local, or foreign governmental or regulatory bodies required of GACR for the conduct of their businesses have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval.  Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by GACR.

3.1.9

Guaranties.  GACR has not guaranteed any dividend, obligation, or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation, or indebtedness of GACR.

3.1.10

Books and Records.  GACR keep their books, records, and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities, and equities.  The minute books of GACR contain records of shareholder meetings and of action taken by such shareholders.  The shareholder meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.  GACR is listed on the OTC Markets “Pink Sheets” under the ticker symbol “GACR” and its filings posted on the OTC Markets website at www.otcmarkets.com are correct in all material respects and the financial statements contained therein are prepared in accordance with generally accepted accounting principals (GAAP).

3.1.11

Securities Representations.  GACR hereby represents and warrants as of the date hereof and as of the Closing, as follows:

(a)

Purchase for Own Account.  GACR represents that it is acquiring the NCI Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the NCI Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)

Ability to Bear Economic Risk.  GACR acknowledges that an investment in the NCI Shares involves a high degree of risk, and represents that it is able, without materially impairing their financial condition, to hold the NCI Shares for an indefinite period of time and to suffer a complete loss of their investment.

(c)

Access to Information.  GACR acknowledges that it has been furnished with such financial and other information concerning NCI, the directors and officers of NCI, and the business and proposed business of NCI as GACR considers necessary in connection with their investment in the NCI Shares.  As a result, GACR is thoroughly familiar with the proposed business, operations, properties, and financial condition of NCI and have discussed with officers of NCI any questions GACR may have had with respect thereto.  GACR understands:

(i)

The risks involved in this investment, including the speculative nature of the investment;

(ii)

The financial hazards involved in this investment, including the risk of losing GACR’s entire investment;

(iii)

The lack of liquidity and restrictions on transfers of the NCI Shares; and

(iv)

The tax consequences of this investment.

GACR has consulted with their own legal, accounting, tax, investment, and other advisers to the extent they deem appropriate with respect to the tax treatment of an investment by GACR in the NCI Shares and the merits and risks of an investment in the NCI Shares.  Nothing herein shall be deemed to limit, modify or be construed as a waiver of the indemnity of GACR, GACR or the NCI Shareholders set forth in Section 6.2.1 hereof.

(e)

Further Limitations on Disposition.  GACR further acknowledges that the NCI Shares are restricted securities under Rule 144 of the Act and, therefore, any certificates reflecting the ownership interest in NCI will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER

THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, GACR further agrees not to make any disposition of all or any portion of the NCI Shares unless and until:

(i)

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

GACR shall have obtained the consent of the applicable NCI Entity and notified the applicable NCI Entity of the proposed disposition and shall have furnished the applicable NCI Entity with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the applicable NCI Entity, GACR shall have furnished NCI with an opinion of counsel, reasonably satisfactory to the applicable NCI Entity, that such disposition will not require registration under the Act or any applicable state securities laws

(g)

No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and GACR is not subject to backup withholding because (i) GACR has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified GACR that he or she is no longer subject to backup withholding.

3.1.12

Leases.  GACR either own or have valid and existing leases with all facilities where its offices are located or where any of GACR’s or GACR’s equipment or other assets are located.

3.1.13

DTC-Eligibility.  GACR has approval from The Depository Trust Company to transfer its shares between brokers electronically and is “DTC-Eligible.”

3.1.14

Disclosure.  This Agreement with the Exhibits hereto and the Company’s books and records that were disclosed to NCI and the NCI Shareholders prior to Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.1.15

GACR Shares.  The GACR Shares, when issued, will be duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and will be fully paid and non-assessable.

ARTICLE 4

CLOSING AND DELIVERY OF DOCUMENTS

4.1

Closing.  The Closing (the “Closing”) shall take place remotely at the offices of The Lebrecht Group, APLC, 9900 Research Drive, Irvine, CA 92618, within ten (10) business days after the signing of this Agreement by all Parties, or at such other date as agreed upon by the Parties.

4.2

Deliveries by GACR.  At the Closing:

4.2.1

GACR shall deliver to NCI and/or the NCI Shareholders, as appropriate:

(a)

written confirmation of the approval of this Agreement and the herein described transactions by GACR’s and GACR’s Board of Directors;

(b)

written confirmation of the approval of this Agreement and the herein described transactions by at least a majority of GACR’s Series A Preferred Stock;

(c)

the GACR Closing Shares;

(d)

written confirmation of the approval of this Agreement, the Employment Agreement, the Consulting Agreement, and the issuance of the GACR Closing Shares, and the herein described transactions by GACR’s Board of Directors;

(e)

The initial funding per Schedule 1.6.

4.3

Delivery by NCI.  At the Closing, or as otherwise set forth below:

4.3.1

NCI shall deliver to GACR:

(a)

written confirmation of the approval of this Agreement and the herein described transactions by NCI’s Board of Directors; and

(b)

Financial statements of NCI since inception, prepared in accordance with generally acceptable accounting principles (GAAP), that accurately reflect the operations of NCI for the periods presented.

4.4

Delivery by the NCI Shareholders.  At the Closing, or as otherwise set forth below:

4.4.1

The NCI Shareholders shall deliver to GACR:

(a)

the NCI Shares; and

(b)

stock powers or other required evidence of transfer of the NCI Shares to GACR.

ARTICLE 5

CONDITIONS, TERMINATION, AMENDMENT, AND WAIVER

5.1

Conditions Precedent.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.1.1

The obligation of GACR to transfer the GACR Shares and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by GACR and/or GACR), at or prior to the Closing, of the following conditions, which NCI and the NCI Shareholders agree to use their best efforts to cause to be fulfilled:

(a)

Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 2 hereof shall be materially true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; NCI and the NCI Shareholders shall have duly materially performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)

Consents.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c)

Litigation.  No suit, action, arbitration, or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of NCI, other than as set forth in Schedule 2.1.7.

(d)

Proceedings and Documentation.  All proceedings of NCI in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to GACR and their counsel, and their counsel shall have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which GACR are entitled and as may be reasonably requested.

(e)

Property Loss.  No portion of NCI’s assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to GACR through the proceeds of applicable insurance or condemnation award.

(f)

Consents and Approvals.  All material licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental or regulatory bodies which are (1) necessary to enable GACR to fully operate the business of NCI as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

(g)

NCI Financial Statements.  The NCI Financial Statements shall have been delivered to GACR.

5.1.2

The obligation of NCI and the NCI Shareholders to deliver the NCI Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by NCI and the NCI Shareholders), at or prior to the Closing, of the following conditions, which GACR agree to use their best efforts to cause to be fulfilled:

(a)

Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; GACR shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)

Proceedings and Documentation.  All corporate and other proceedings of GACR in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to NCI and the NCI Shareholders, and their counsel, and they have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which NCI is entitled and as may be reasonably requested.

5.2

Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties, unless the transaction contemplated hereby is not closed by October 31, 2012, at which time this Agreement will automatically terminate unless extended by consent of both parties in writing.

5.3

Waiver and Amendment.  Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof.  The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6

COVENANTS, INDEMNIFICATION

6.1

To consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, NCI and the NCI Shareholders covenant and agree as follows:

6.1.1

Notices and Approvals.  NCI and the NCI Shareholders agree: (a) to give all notices to third parties which may be necessary or deemed desirable by GACR in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GACR in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by GACR in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2

Information for GACR’s and GACR’s Statements and Applications.  NCI and the NCI Shareholders and their employees, accountants, and attorneys shall cooperate fully with GACR in the preparation of any statements or applications made by GACR to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GACR with all information concerning NCI and the NCI Shareholders necessary or deemed desirable by GACR for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3

Access to Information.  GACR, together with its appropriate attorneys, agents, and representatives, shall be permitted to have full access to all of the books and records of NCI during reasonable business hours and upon reasonable notice.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.2

To induce NCI and the NCI Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation, or warranty made, GACR covenant and agree as follows:

6.2.1

Access to Information.  NCI and the NCI Shareholders, together with their appropriate attorneys, agents, and representatives, shall be permitted to make a full and complete investigation of GACR and have full access to all of the books and records of GACR during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.3

Indemnification.

6.3.1

Indemnity of NCI and the NCI Shareholders.  GACR agrees to indemnify, defend, and hold NCI and the NCI Shareholders harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by GACR of any representation, warranty, covenant, or agreement of GACR contained in this Agreement or the schedules and exhibits hereto.  For purposes of Section 6.3, the term “Losses” shall mean all claims, demands, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) of every kind, nature, or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence, or condition occasioning such Loss never occurred.  Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by NCI and the NCI Shareholders under this Section unless and until the aggregate amount of all Losses of NCI and the NCI Shareholders in respect thereof shall exceed $5,000.

6.3.2

Indemnity of GACR.  NCI and the NCI Shareholders, and each of them, hereby agrees to indemnify, defend, and hold GACR harmless from and against any and all Losses arising out of or resulting from the breach by NCI and the NCI Shareholders of any representation, warranty, agreement, or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.10.  GACR shall have the right to offset any Losses incurred and actually paid pursuant to this Section 6.3.2 against any amounts due from GACR to NCI and the NCI Shareholders, however, any offset shall not act as GACR’s or GACR’s sole remedy.  Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made by GACR under this Section unless and until the aggregate amount of all Losses of GACR in respect thereof shall exceed $5,000.

6.3.3

Indemnification Procedure.

(a)

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail.  The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice.  The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party.  If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys’ reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim.  Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b)

The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss.  The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation.  Except for fees and expenses for which indemnification is provided pursuant to Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

ARTICLE 7

MISCELLANEOUS

7.1

Expenses.  Except as otherwise specifically provided for herein or otherwise, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses for all services performed at the specific direction of that Party) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same, and the preparations made for carrying the same into effect.

7.2

Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by email, facsimile or overnight courier to the following addresses:

To GACR:

Green Automotive Company

23 Corproate Plaza, Suite 150

Newport Beach, CA 92660 USA

Attn. Fred Luke, President

E-mail: fgl2cllc@aol.com

Fax:  + 310.669.2000

with a copy to:

The Lebrecht Group, APLC

9900 Research Drive

Irvine, CA  92618

Facsimile No.: (949) 635-1244

Attn:  Craig V. Butler, Esq.

E-mail:  cbutler@thelebrechtgroup.com

To NCI:

Newport Coachworks, Inc.

21264 Via Verde Drive

Covina, California 91724

Facsimile No.:

Attn.:  Carter Read

E-mail: cjread50@hotmail.com

To the NCI Shareholders:

To the address indicated on Exhibit A.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3

Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

7.4

Survival of Representations.  All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder.  All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5

Incorporated by Reference.  All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6

Remedies Cumulative.  No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7

Execution of Additional Documents.  Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8

Finders and Related Fees.  Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or  at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9

Governing Law.  This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

7.10

Forum.  Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

7.11

Attorneys Fees.  Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to, arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys fees exclusive of such amount of attorneys fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12

Binding Effect and Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

7.13

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“GACR”	“NCI”

Green Automotive Company	Newport Coach Works, Inc.,
a Nevada corporation	a California corporation

/s/ Fred Luke	/s/ Carter Read
By: Fred Luke	By: Carter Read
Its: President	Its: President

“NCI Shareholders”

/s/ Carter Read
Carter Read, an individual

Schedule 1.7

Forecasted Funding for NCI

Date of Funding**:	Amount of Funding:

Execution of Agreement	$50,000.00
30 days after Execution	$120,000.00
60 days after Execution	$167,000.00
90 days after Execution	$163,000.00
Every thirty days thereafter for 10 months	$50,000.00

TOTAL FUNDING:	$1,000,000.00

**  As set forth in Section 1.7, the total funding is made up of $500,000 as the forecasted requirement for initiating internal combustion engine based bus manufacturing and $500,000 as the forecasted requirement for reaching pre-production stage in electric bus manufacturing. Both parties accept that the funding requirements are forecasted amounts which may rise or fall according to business requirements and may be modified by the parties as needed.

For the purposes of the repurchase right set forth in Section 1.7, such rights will not be triggered unless GACR fails to meet the above forecasted funding schedule and a thirty (30) day grace period has passed for each funding amount and date, which thirty (30) day grace period will begin after notification by NCI to GACR in writing that it requires the forecasted funds for initiating internal combustion engine based bus manufacturing or reaching the pre-production stage for electric bus manufacturing, and notifying GACR that the requested payment has not been received.

Schedule 2.1.8

NCI Litigation

Schedule 2.1.11(e))

Affiliate Disclosures

None.

Schedule 3.1.3

Capitalization of GACR

Common Stock Issued and Outstanding: 326,997,288 (as of 08/31/2012)

Series A Convertible Preferred Stock Issued and Outstanding: 830,000

Series B Convertible Preferred Stock Issued and Outstanding: 10,000,000 (as of 08/31/2012)

Schedule 3.1.7

GACR Litigation

Exhibit A

NCI Shareholders

Name	No. of NCI Entity Common Shares to be Exchanged	No. of GACR Common Stock to be Received

Carter Read	10,000	Up to 27,000,000

Total	10,000	Up to 27,000,000